                                                                     EXHIBIT 3.5

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

                                TABLE OF CONTENTS

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
         PREAMBLE ............................................................................................        1

I.       CERTAIN DEFINITIONS .................................................................................        1

II.      FORMATION; NAME; PLACE OF BUSINESS; TERM ............................................................        8
         2.01 Formation of Partnership; Certificate of Limited Partnership ...................................        8
         2.02 Name of Partnership ............................................................................        8
         2.03 Place of Business ..............................................................................        8
         2.04 Registered Office and Registered Agent..........................................................        9
         2.05 Term ...........................................................................................        9

III.     PURPOSES; NATURE OF BUSINESS ........................................................................        9
         3.01 Purposes and Business ..........................................................................        9

IV.      CAPITAL .............................................................................................        9
         4.01 Capital Contributions of General Partner........................................................        9
         4.02 Capital Contributions of Organizational Limited Partner ........................................        9
         4.03 Initial Capital Contributions ..................................................................        9
         4.04 No Additional Capital Contributions.............................................................       10
         4.05 Capital Accounts ...............................................................................       10
         4.06 Negative Capital Accounts ......................................................................       12
         4.07 No Interest on Amounts in Capital Accounts .....................................................       12
         4.08 Loans by Partners ..............................................................................       12
         4.09 Liability of Limited Partners ..................................................................       13

V.       ALLOCATIONS OF INCOME AND LOSS; DISTRIBUTIONS .......................................................       13
         5.01 Capital Account Allocations ....................................................................       13
         5.02 Tax Allocations ................................................................................       14
         5.03 Distributions of Cash Flow and Capital Proceeds ................................................       16

VI.      MANAGEMENT ..........................................................................................       17
         6.01 Management and Control of Partnership ..........................................................       17
         6.02 Powers of General Partner ......................................................................       18
         6.03 Compensation Plans .............................................................................       18
         6.04 Distributions ..................................................................................       18
         6.05 Election to Be Governed by Successor Limited Partnership Law ...................................       19
         6.06 Combination with AREP ..........................................................................       19
         6.07 Reliance by Third Parties ......................................................................       19
         6.08 Title to Partnership Assets ....................................................................       20
         6.09 Other Business Activities of Partners ..........................................................       20
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                                       i

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
         6.10 Transactions with General Partner or Affiliates ................................................       21
         6.11 Audit Committee; Resolution of Conflicts of Interest ...........................................       21
         6.12 Liability of General Partner to Partnership and Limited Partners ...............................       22
         6.13 Indemnification of General Partner and Affiliates ..............................................       23
         6.14 No Management by Limited Partners...............................................................       24
         6.15 Other Matters Concerning General Partner........................................................       25

VII.     COMPENSATION OF GENERAL PARTNER; PAYMENT OF PARTNERSHIP EXPENSES ....................................       26
         7.01 Restrictions on Compensation and Expense Reimbursement .........................................       26
         7.02 Property Management Fees .......................................................................       26
         7.03 Reinvestment Incentive Fee .....................................................................       26
         7.04 Reimbursement of Expenses of General Partner ...................................................       27

VIII.    BANK ACCOUNTS; BOOKS AND RECORDS; FISCAL YEAR; REPORTS; TAX MATTERS .................................       27
         8.01 Bank Accounts ..................................................................................       27
         8.02 Books and Records ..............................................................................       28
         8.03 Fiscal Year ....................................................................................       28
         8.04 Reports.........................................................................................       29
         8.05 Accounting Decisions ...........................................................................       29
         8.06 Where Maintained ...............................................................................       29
         8.07 Preparation of Tax Returns .....................................................................       29
         8.08 Tax Elections ..................................................................................       29
         8.09 Tax Controversies ..............................................................................       30
         8.10 Taxation as a Partnership ......................................................................       30
         8.11 FIRMA Withholding ..............................................................................       30
         8.12 Loss of Partnership Status .....................................................................       30
         8.13 Opinions Regarding Taxation ....................................................................       31

IX.      TRANSFER OF INTERESTS; ADMISSION OF PARTNERS ........................................................       31
         9.01 Transfer .......................................................................................       31
         9.02 Transfer of Partnership Interest of General Partner ............................................       31
         9.03 Transfer of Partnership Interest of Limited Partners ...........................................       32
         9.04 Admission of Successor General Partner .........................................................       33
         9.05 Initial Admission of Limited Partners ..........................................................       33
         9.06 Admission of Successor or Additional Limited Partners ..........................................       34

                                       ii

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
X.       WITHDRAWAL OR REMOVAL OF GENERAL PARTNER ............................................................       34
         10.01 Withdrawal of General Partner .................................................................       34
         10.02 Removal of General Partner ....................................................................       34
         10.03 Amendment of Agreement and Certificate of Limited Partnership .................................       35
         10.04 Interests of Departing General Partner and Successor ..........................................       35

XI.      DISSOLUTION AND LIQUIDATION .........................................................................       37
         11.01 No Dissolution ................................................................................       37
         11.02 Events Causing Dissolution ....................................................................       37
         11.03 Right to Continue Business of Partnership .....................................................       38
         11.04 Dissolution ...................................................................................       39
         11.05 Liquidation....................................................................................       39
         11.06 Reasonable Time for Winding Up ................................................................       40
         11.07 Termination of Partnership ....................................................................       40

XII.     APPROVALS BY LIMITED PARTNERS; AMENDMENTS ...........................................................       41
         12.01 Approvals by Limited Partners .................................................................       41
         12.02 Approval Rights Conditioned ...................................................................       42
         12.03 Amendments ....................................................................................       42
         12.04 Amendments to be Adopted Solely by the General Partner ........................................       42
         12.05 Amendment Restrictions ........................................................................       43

XIII.    POWER OF ATTORNEY ...................................................................................       44

XIV.     MISCELLANEOUS PROVISIONS ............................................................................       46
         14.01 Additional Actions and Documents ..............................................................       46
         14.02 Notices .......................................................................................       46
         14.03 Severability ..................................................................................       47
         14.04 Survival ......................................................................................       47
         14.05 Waivers .......................................................................................       47
         14.06 Exercise of Rights ............................................................................       47
         14.07 Binding Effect ................................................................................       47
         14.08 Limitation on Benefits of this Agreement ......................................................       48
         14.09 Force Majeure .................................................................................       48
         14.10 Entire Agreement ..............................................................................       48
         14.11 Pronouns ......................................................................................       48
         14.12 Headings ......................................................................................       48
         14.13 Governing Law .................................................................................       48
         14.14 Execution in Counterparts .....................................................................       49
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                                      iii

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
                                LIST OF EXHIBITS

A.       Certificate for Limited Partner Interests of American Real Estate Holdings
         Limited Partnership..................................................................................       50

                                       iv

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                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

         This Amended and Restated Agreement of Limited Partnership (this "Agreement") is entered into as of May 21, 1987, by and among American Property Investors, Inc., a Delaware corporation, as general partner (the "General Partner"), and Julia DeSantis, as the organizational limited partner (the "Organizational Limited Partner"), and all other persons and entities who shall in the future become limited partners of this limited partnership in accordance with the provisions hereof (the "Limited Partners"). (The General Partner and the Limited Partners are sometimes hereinafter referred to individually as a "Partner" and collectively as the "Partners".)

         Whereas, the General Partner and the Organizational Limited Partner entered into an Agreement of Limited Partnership, dated as of April 29, 1987 (the "Partnership Agreement");

         Whereas, the General Partner and the Organizational Limited Partner executed an Amendment to the Partnership Agreement, dated as of May 12, 1987; and

         Whereas, the General Partner and the Organizational Limited Partner now desire to further amend the Partnership Agreement in certain respects;

         Now, therefore, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                               Certain Definitions

         Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for all purposes of this Agreement, have the meanings herein specified.

         Accounting Firm: The firm of Touche Ross & Co. or such other nationally recognized firm, of independent public accountants as shall be selected and approved by the General Partner from time to time.

         Adjusted Property: Any property the Carrying Value of which has been adjusted pursuant to Section 4.05.

         Affiliate: (a) Any Person directly or indirectly owning, controlling or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; and (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profit interests in such partnership. As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Agreed Value: The fair market value of a Contributed Property as of the date of contribution, as determined by the General Partner using such reasonable methods as may be adopted by the General Partner.

         Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be amended or supplemented from time to time.

         API Investor: A Person who was a general partner of one or more API Partnerships, an Affiliate of one or more such API general partners who performed certain services for one or more of the API Partnerships and a Person who was a limited partner in one or more of the API Partnerships.

         API Partnerships: The thirteen American Property Investors limited partnerships, as described in the Registration Statement.

         API Property: Any interest in real estate held by any of the API Partnerships.

         AREP: American Real Estate Partners, L.P., a Delaware limited partnership, and any successors.

         AREP Partnership Agreement: The Amended and Restated Agreement of Limited Partnership of AREP, as it may be amended or supplemented from time to time.

         Audit Committee: The committee comprised of directors of the General Partner not affiliated with the General Partner or its Affiliates, other than as a director of the General Partner, formed to review certain conflicts of interest and certain other matters and to perform certain other functions pursuant to Section 6.11.

         Book-Tax Disparities: The differences between a Partner's Capital Account balance, as maintained pursuant to Section 4.05, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for federal income tax purposes).

         Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

         Capital Account: The capital account established and maintained for each Partner pursuant to Section 4.05.

         Capital Contribution: Any cash, cash equivalents or Contributed Property contributed to the Partnership by or on behalf of a Contributing Partner pursuant to Article IV.

         Capital Transaction: Any (1) incurring of indebtedness secured by Partnership Assets, (2) refinancing of any indebtedness secured by Partnership Assets, (3) sale or exchange, liquidation or other disposition of any Partnership Assets, (4) net condemnation award or casualty loss recovery with respect to any Partnership Assets, (5) elimination of any funded reserve or (6) liquidation or dissolution of the Partnership.

         Carrying Value: With respect to (a) Contributed Property, the Agreed Value of such Property reduced (but not below zero) by all deductions for depreciation, amortization, cost recovery and expense in lieu of depreciation debited to the Capital Accounts of Partners pursuant to Section 4.05(a) with respect to such Property as of the time of determination, and (b) any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with Section 4.07(d), and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership Assets, as deemed appropriate by the General Partner.

         Cash Flow: The excess of the operating revenues of the Partnership over the sum of (i) the operating expenses of the Partnership (including any fees payable to the General Partner and its Affiliates), (ii) debt service payments in connection with any debt obligations of the Partnership, (iii) provisions for such reserves from the operating revenues of the Partnership as the General Partner deems appropriate and (iv) capital expenditures to the extent not made out of established reserves.

         Certificate of Limited Partnership: The certificate of limited partnership filed on behalf of the Partnership with the Secretary of State of the State of Delaware, as the same may be amended and/or restated from time to time.

         Closing: The "closing time" as defined in the Merger Agreements.

         Closing Date: The date on which the Closing occurs.

         Code: The Internal Revenue Code of 1986, in effect from time to time, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         Commission: The Securities and Exchange Commission.

         Contributed Property: A Contributing Partner's interest in each property or other consideration, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.05, such property shall no longer constitute a Contributed Property for purposes of Section 5.02 but shall be deemed an Adjusted Property for such purposes.

         Contributing Partner: Each Partner contributing (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the
Code) a Contributed Property.

         Delaware Act: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 Sections 17-101 et seq.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

         Exchange: The acquisition by the Partnership of the API Properties and other assets, subject to the liabilities, of the API Partnerships in connection with which AREP will acquire a

99% limited partner interest in the Partnership and the API Investors will be issued Units, as described in the Registration Statement.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations of the Commission promulgated thereunder.

         FIRPTA: The Foreign Investment in Real Property Tax Act of 1980, as amended from time to time, and applicable regulations thereunder.

         Fiscal Year: The fiscal year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the General Partner in accordance with Section 8.03.

         General Partner: American Property Investors, Inc., a Delaware corporation, or any successor appointed pursuant to Sections 9.03, 10.01 or
10.02 hereof, as the case may be.

         Limited Partners: All Persons admitted to the Partnership as Limited Partners pursuant to Section 9.05, and any successor or additional limited partners admitted to the Partnership pursuant to Section 9.06.

         Liquidating Trustee: The General Partner, unless the dissolution of the Partnership is caused by the withdrawal, bankruptcy, removal or dissolution of the General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to Section 11.05.

         Majority Interest: Limited Partners who are Limited Partners with respect to more than fifty percent (50%) of the total number of all outstanding Partnership Interests.

         Merger: The merger of the API Partnerships that approve the Exchange with and into the Partnership, as described in the Registration Statement.

         Merger Agreements: Agreements pursuant to which the API Partnerships that approve the Exchange are merged into the Partnership and pursuant to which the API Properties and the other assets, subject to the liabilities, of the API Partnerships are contributed to the Partnership pursuant to Section 4.03, a form of which is attached as Appendix B to the Proxy Statement/Prospectus included as part of the Registration Statement.

         NASDAQ: The National Association of Securities Dealers Automated Quotations System.

         National Securities Exchange: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

         New Property: Any direct or indirect interest in real estate acquired by the Partnership or by AREP subsequent to the consummation of the Exchange.

         Organizational Limited Partner: Julia DeSantis.

         Partner: The General Partner or a Limited Partner. "Partners" means the General Partner and all Limited Partners.

         Partnership: The limited partnership governed by this Agreement and any successor limited partnership thereto continuing the business of the Partnership which is a reformation or reconstitution of the limited partnership governed by this Agreement.

         Partnership Assets: All assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

         Partnership Interest: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, such Partner's (i) right to a distributive share of the profits and losses of the Partnership, (ii) right to a distributive share of Partnership Assets and (iii) right, if the General Partner, to participate in the management of the business and affairs of the Partnership.

         Percentage Interest: The Percentage Interest of the General Partner shall be one percent (1%). The aggregate Percentage Interest of the Limited Partners shall be ninety-nine percent (99%).

         Person: Any individual, corporation, association, partnership, joint venture, trust, estate, unincorporated organization, association or other entity.

         Property Management Agreement: The agreement to be entered into on the Closing Date by and between the Partnership and Resources Property Management Corp., a Delaware corporation, pursuant to which Resources Property Management Corp. will perform certain property management and supervisory services in respect of the New Properties.

         Recapture Income: Any gain recognized by the Partnership (but computed without regard to any adjustment required by Sections 734 or 743 of the Code) on the disposition of any Partnership Asset that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets.

         Record Holder: Shall have the same meaning ascribed to it in the AREP Partnership Agreement.

         Registration Statement: The Registration Statement on Form S-4 to be filed by AREP with the Commission under the Securities Act to register the offering and sale of Units pursuant to the Exchange, as the same may be amended from time to time.

         Residual Gain or Residual Loss: Any net gain or net loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to
Section 5.02(b) to eliminate Book-Tax Disparities.

         Section 754 Election: The election which may be made by the Partnership pursuant to Section 754 of the Code.

         Securities Act: The Securities Act of 1933, as amended, and the regulations of the Commission promulgated thereunder.

         Termination Date: December 31, 2085.

         Unit: A unit of limited partner interest in AREP as defined in the AREP Partnership Agreement.

         Unit Price: Shall have the same meaning ascribed to it in the AREP Partnership Agreement.

         Unrealized Gain: The excess, if any, of the fair market value of a Partnership Asset as of the date of determination over the Carrying Value of such Partnership Asset as of the date of determination (prior to any adjustment to be made pursuant to Section 4.05(d) as of such date).

         Unrealized Loss: The excess, if any, of the Carrying Value of a Partnership Asset as of the date of determination over the fair market value of such Partnership Asset as of the date of determination (prior to any adjustment to be made pursuant to Section 4.05(d) as of such date).

                                   ARTICLE II

                    Formation; Name; Place of Business; Term

         2.01 Formation of Partnership; Certificate of Limited Partnership. The General Partner and the Organizational Limited Partner heretofore have formed and hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act. In accordance with the Delaware Act, the General Partner has filed with the Secretary of State of the State of Delaware the Certificate of Limited Partnership. If the laws of any jurisdiction in which the Partnership transacts business so require, the General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary to establish and maintain the Limited Partners' limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge, and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Delaware Act, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation, and operation of the Partnership as a limited partnership pursuant to the Delaware Act.

         2.02 Name of Partnership. The name under which the Partnership shall conduct its business is American Real Estate Holdings Limited Partnership. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the General Partner, in its sole and absolute discretion. The General Partner promptly shall execute, file, and record any assumed or fictitious name certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business. The General Partner, in its sole and absolute discretion, may change the name of the Partnership at any time and from time to time.

         2.03 Place of Business. The principal place of business of the Partnership shall be located at such place or places within the United States as the General Partner shall, in its sole and absolute discretion, determine. The General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

         2.04 Registered Office and Registered Agent. The address of the registered office of the Partnership in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such address shall be The Corporation Trust Company.

         2.05 Term. The Partnership commenced on the date upon which the Certificate of Limited Partnership was duly filed with the Secretary of State of the State of Delaware pursuant to Section 2.01 and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XI.

                                   ARTICLE III

                          Purposes; Nature of Business

         3.01 Purposes and Business. The purposes of the Partnership shall be (a) to directly or indirectly invest in, acquire, own, hold, manage, operate, sell, exchange and otherwise dispose of interests in real estate and (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes (including, without limitation, any transaction or activity outside the normal scope of the Partnership's business).

                                   ARTICLE IV

                                     Capital

         4.01 Capital Contributions of General Partner. The General Partner shall not be obligated to make any initial Capital Contribution to the Partnership, but shall be required to make Capital Contributions to the Partnership in accordance with Sections 4.04 and 4.06(b) hereof.

         4.02 Capital Contributions of Organization Limited Partner. Upon the formation of the Partnership, the Organizational Limited Partner made a Capital Contribution in the amount of Ninety-Nine Dollars ($99) in cash. Concurrently with the Closing, the Capital Contribution of the Organizational Limited Partner shall be returned, without interest, the Organizational Limited Partner shall withdraw from the Partnership, and the Organizational Limited Partner, as such, shall have no further rights, claims or interests as a Partner in and to the Partnership.

         4.03 Initial Capital Contributions. On the Closing Date and pursuant to the Merger Agreements, each API Partnership that participates in the Exchange shall contribute to the Partnership, the API Properties and the other assets, subject to the liabilities, of such API Partnership, and, in exchange therefore, the API Investors in such API Partnerships shall be issued Partnership interests in the Partnership. It is hereby acknowledged that immediately thereafter and pursuant to the Merger Agreements, all API Investors in API Partnerships that participate in the Exchange shall contribute to AREP all of the Partnership Interests in the Partnership received by them in the Exchange in return for the issuance of Units to such API Investors, and AREP shall thereby be the sole Limited Partner of the Partnership.

         4.04 No Additional Capital Contributions. No Partner shall be required to make any additional Capital Contribution, except as provided in the Delaware Act; provided, however, that, in connection with any amounts contributed to the Partnership by AREP as a result of AREP's issuance of additional Units or other securities of AREP pursuant to Section 4.05 of the AREP Partnership Agreement, the General Partner shall make Capital Contributions to the Partnership, which contributions have an Agreed Value reduced by any indebtedness either assumed by the Partnership upon such contribution or to which such contribution is subject when contributed, in an amount necessary to enable it at all times to maintain its aggregate Capital Contributions in an amount proportionally equal to its Percentage Interest in the Partnership.

         4.05     Capital Accounts.

         (a) A separate Capital Account shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with the cash and the Agreed Value of any property, contractual rights or other non-cash consideration (net of liabilities assumed by the Partnership and liabilities to which the contributed property is subject) contributed or deemed contributed to the Partnership by such Partner, plus all income, gain, or profits of the Partnership computed in accordance with Section 4.05(b) and allocated to such Partner pursuant to Section 5.01, and shall be debited with the sum of (i) all losses or deductions of the Partnership computed in accordance with Section 4.05(b) and allocated to such Partner pursuant to Section 5.01, (ii) such Partner's distributive share of expenditures of the Partnership described in
Section 705(a)(2)(B) of the Code and (iii) all cash and the fair market value of any property (net of liabilities assumed by such Partner and liabilities to which such property is subject) distributed or deemed distributed by the Partnership to such Partner. Notwithstanding anything to the contrary contained herein, the Capital Account of each Partner shall be determined in all events solely in accordance with the rules set forth in Treasury

Regulation Section 1.704-1(b)(2)(iv), as the same may be amended or revised hereafter. Any references in any Section or subsection of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time.

         (b) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                  (i) In accordance with the requirements of Section 704(c) of the Code, any deductions for depreciation, cost recovery, amortization or expense in lieu of depreciation, attributable to a Contributed Property shall be determined as if the adjusted basis of the property on the date it was acquired by the Partnership was equal to the Agreed Value of such Partnership Asset as of such date. Upon an adjustment pursuant to Section 4.05(d)(i) to the Carrying Value of any Partnership Asset subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Asset shall be determined as if the adjusted basis of such Asset was equal to the Carrying Value of such Asset immediately following such adjustment;

                  (ii) Any income, gain or loss attributable to the taxable disposition of any Partnership Asset shall be determined by the Partnership as if the adjusted basis of such Partnership Asset as of such date of disposition was equal to the amount of the Carrying Value of such Partnership Asset as of such date;

                  (iii) The computation of all items of income, gain, loss, and deduction shall be made without regard to the Section 754 Election; and

                  (iv) The Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner) of all property owned by any partnership in which the Partnership has an interest.

         (c) In general, a transferee of a Partnership Interest shall succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership Assets shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including a transferee of a Partnership Interest) and deemed recontributed by such Partners in reconstitution of the Partnership. The Capital Accounts of the reconstituted Partnership shall be maintained in accordance with the principles of this
Section 4.05.

         (d) Immediately prior to an actual distribution of any Partnership Asset, the Capital Accounts of the Partners and the Carrying Values of all Partnership Assets shall be adjusted (consistent with the provisions hereof and of Section 704 of the Code) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership Asset (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Partnership Asset, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Section 5.01). The Carrying Values of the respective Partnership Assets shall be determined by the General Partner using such methods as it deems appropriate in its sole and absolute discretion.

         4.06     Negative Capital Accounts.

         (a) Except to the extent provided in Section 4.06(b), no Partner shall be required to pay to the Partnership or to any other Partner any deficit or negative balance which may exist from time to time in such Partner's Capital Account.

         (b) Notwithstanding the foregoing, if, upon the dissolution and termination of the Partnership, the General Partner shall have a deficit or negative balance in its Capital Account following the allocation of all income and loss from Capital Transactions pursuant to Section 5.02, then the General Partner shall be required to pay the lesser of (i) the amount of such deficit or negative balance or (ii) the excess of one and one-hundredth percent (1.01%) of the Capital Contributions of the Limited Partners over the Capital Contribution of the General Partner to the Partnership. After the payment of any remaining debts and liabilities of the Partnership as provided for in Sections 5.02 and 11.05, any such amount paid to the Partnership shall be distributed to the Partners in accordance with their respective positive Capital Account balances, as provided for in Section 5.03.

         4.07 No Interest on Amounts in Capital Accounts. No Partner shall be entitled to receive any interest on its outstanding Capital Account balance.

         4.08 Loans by Partners. Loans by any Partner to the Partnership shall not be considered Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or entitle such Partner to any increase in its Percentage Interest (as defined in Article V). The amounts of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

         4.09 Liability of Limited Partners. Except as provided in the Delaware Act, none of the Limited Partners shall be personally liable for any debts, liabilities, contracts or obligations of the Partnership.

                                    ARTICLE V

                  Allocations of Income and Loss; Distributions

         5.01 Capital Account Allocations. For purposes of maintaining the Capital Accounts and determining the rights of the General Partner and the Limited Partners among themselves, each item of income, gain, loss and deduction shall be allocated among the General Partner and the Limited Partners in the following manner:

                  (a) Except as otherwise provided in this Section 5.01, all items of income, gain, loss and deduction of the Partnership, computed in accordance with Section 4.05(b), and any income of the Partnership described in Section 705(a)(1)(B) of the Code shall be allocated to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.

                  (b) In the event the General Partner or a Limited Partner receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), such General Partner or Limited Partner shall be specially allocated items of income and gain in an amount and manner sufficient to eliminate, as quickly as possible, any deficit balance in such General Partner's or Limited Partner's Capital Account created by such adjustment, allocation or distribution. This Section 5.01(b) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

                  (c) If the Capital Account of the General Partner or a Limited Partner has a deficit balance resulting in whole or in part from allocations of loss or deduction attributable to nonrecourse debt that is secured by Partnership Assets, which deficit balance exceeds such General Partner's or Limited Partner's share of Minimum Gain (as defined below), then such General Partner or Limited Partner shall first be allocated items of income and gain in the amount and in the proportions needed to eliminate such excess as quickly as possible. For purposes of this Section 5.01(c), "Minimum Gain" means the excess of the outstanding principal balance of nonrecourse debt that is secured by Partnership Assets over the Partnership's adjusted tax basis of such Assets. This Section 5.01(c) is intended to comply with the requirements of Treasury Regulation Section 1.704-1(b)(4)(iv).

         5.02 Tax Allocations. For federal income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the General Partner and the Limited Partners in the following manner:

                  (a) Except as otherwise provided in this Section 5.02, all such items of income, gain, loss and deduction of the Partnership shall be allocated to the General Partner and the Limited Partners in accordance with their Percentage Interests.

                  (b) In the case of a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions attributable thereto shall be allocated for federal income tax purposes among the General Partner and the Limited Partners as follows:

                           (1) In the case of a Contributed Property, such items shall be allocated among the General Partner and the Limited Partners in a manner that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution in attempting to eliminate Book-Tax Disparities. Except as otherwise provided in Section 5.02(c) and 5.02(d) below, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the General Partner and the Limited Partners in accordance with their Percentage Interests;

                           (2) In the case of an Adjusted Property, such items shall (a) first, be allocated among the General Partner and the Limited Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized

                  Loss attributable to such property and the allocations thereof pursuant to Section 4.05(d)(i) in attempting to eliminate Book-Tax Disparities, and (b) second, in the event such property was originally a Contributed Property, be allocated among the General Partner and the Limited Partners in a manner consistent with the first sentence of paragraph (b) (1) above. Except as otherwise provided in Sections 5.02(c) and 5.02(d) below, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the General Partner and the Limited Partners in accordance with the provisions of Section 5.02(a).

                  (c) If the General Partner or a Limited Partner receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-(b)(2)(ii)(d)(4), (5) and (6), items of Partnership income and gain shall be specially allocated to such General Partner or Limited Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.01(b).

                  (d) If the General Partner's or a Limited Partner's Capital Account has a deficit balance as described in Section 5.01(c), items of income and gain of the Partnership shall be allocated to such General Partner or Limited Partner in an amount and manner consistent with the allocation of income and gain pursuant to Section 5.01(c).

                  (e) To the extent of any Recapture Income resulting from the sale or other taxable disposition of Partnership Assets, the amount of any gain from such disposition allocated to (or recognized by) the General Partner or a Limited Partner (or its successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such General Partner or Limited Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

                  (f) All items of income, gain, loss, deduction and basis allocation recognized by the Partnership for federal income tax purposes and allocated to the General Partner and the Limited Partners in accordance with the provisions hereof shall be determined without regard to the Section 754 Election which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the

         Code and, where appropriate, to provide only the General. Partner and the Limited Partners recognizing gain on Partnership distributions covered by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Partnership Assets resulting from the Section 754 Election.

                  (g) It is intended that the allocations prescribed in Sections 5.02(b)(l) and (b)(2) constitute allocations for federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein, to the extent reasonably possible. The General Partner shall have sole discretion to
         (i) adopt such conventions as it deems appropriate in determining the amount of depreciation and cost recovery deductions, (ii) make special allocations of income or deduction and (iii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704(c) of the Code.

                  (h) Solely for purposes of the interpretation and application of this Article V, the Partnership shall be treated as owning its proportionate share of all properties owned by any partnerships in which the Partnership has an interest.

         5.03.    Distributions of Cash Flow and Capital Proceeds.

         (a) Cash Flow of the Partnership for each Fiscal Year or portion thereof shall be distributed quarter-annually, or at any other time to the extent deemed appropriate by the General Partner in its sole and absolute discretion, in the following order of priority:

                  (i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

                  (ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership; and

                  (iii) the balance, if any, to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.

         (b) If distributed, proceeds of Capital Transactions, other than on liquidation or dissolution of the Partnership, shall be distributed as follows:

                  (i) first, to discharge (to the extent required by any lender or creditor other than any Partner in its capacity as such) debts and obligations of the Partnership which are then due and payable;

                  (ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future contingent or unforeseen liabilities or obligations of the Partnership; and

                  (iii) the balance, if any, to the General Partner and the Limited Partners in accordance with their respective Percentage Interests.

         (c) The General Partner shall convert all non-cash assets of the Partnership to cash before any distribution upon liquidation or dissolution of the Partnership. Distribution of proceeds on liquidation or dissolution of the Partnership, and any other remaining assets of the Partnership to be distributed to the General Partner and the Limited Partners in connection with the dissolution and liquidation of the Partnership pursuant to Article XI, shall be made as follows:

                  (i) first, to the payment of any debts and liabilities of the Partnership which shall then be due and payable;

                  (ii) next, to the establishment of such reserves as the General Partner deems reasonably necessary to provide for any future, contingent or unforeseen liabilities or obligations of the Partnership; and

                  (iii) next, pro rata in accordance with and to the extent of the positive balances in the General Partner's and Limited Partners' respective Capital Accounts.

                                   ARTICLE VI

                                   Management

         6.01 Management and Control of Partnership. Except as otherwise expressly provided or limited by the provisions of this Agreement (including, without limitation, the provisions of Article VII), the General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The General Partner shall use reasonable efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as the General Partner, in its sole and absolute discretion, shall deem to be reasonably required for the operation thereof. No Limited Partner shall have any authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

         6.02 Powers of General Partner. Subject to Article XII, the General Partner (acting on behalf of and at the expense of the Partnership) shall have the right, power and authority, in the management and control of the business and affairs of the Partnership, to do or cause to be done any and all acts deemed by the General Partner to be necessary or appropriate to carry out the purposes and business of the Partnership. The power and authority of the General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a partnership may engage under the Delaware Act, subject to the provisions of Section 3.01 hereof. The expression of any power, authority or right of the General Partner in this Agreement shall not limit or exclude any other power, authority or right which is not specifically or expressly set forth in this Agreement or the Delaware Act.

         6.03 Compensation Plans. The General Partner shall have the power and authority to cause the Partnership to pay pensions, and establish and carry out pension, profit-sharing, bonus, purchase, option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for the General Partner, employees of the General Partner or the Partnership, and any partner, director or officer of the General Partner, including plans, trusts and provisions which may provide for the ownership, acquisition, holding or disposition of the securities of the Partnership or AREP, and to the full extent permitted by law the General Partner may indemnify and maintain insurance on behalf of any fiduciary of such plans, trusts or provisions, including, without limitation, health insurance, medical and dental reimbursement, life insurance, accident insurance, disability insurance and other plans, trusts or provisions.

         6.04 Distributions. The General Partner shall have the power and authority to cause the Partnership, from time to time and to the extent deemed appropriate by the General Partner in its sole and absolute discretion, to distribute cash or Partnership Assets to the Partners in accordance with Article
V. Nothing in this Agreement or this Section 6.04 shall serve as a limitation on the General Partner's right to retain or use Partnership Assets or the revenues of the Partnership as, in the sole and absolute discretion of the General Partner, may be required to satisfy the anticipated present and future cash needs of the Partnership, whether for operations, expansion, improvements, acquisitions or otherwise.

         6.05 Election to Be Governed by Successor Limited Partnership Law. The General Partner may, in its sole and absolute discretion and without any vote or concurrence of the Limited Partners, elect for the Partnership to be governed by any statutes adopted to succeed or replace the Delaware Act on or after the date any part of such successor or replacement statute takes effect and to procure any permits, orders or approvals of any governmental authority in connection with such election.

         6.06 Combination with AREP. The General Partner, in its sole and absolute discretion, may cause the Partnership to be merged into, consolidated or combined with AREP, as provided in the AREP Partnership Agreement, without the need for any vote or consent by the Limited Partners; provided, however, that the General Partner shall not cause the Partnership to be merged into, consolidated or combined with AREP unless it has received an opinion of counsel for the Partnership to the effect that such merger, consolidation or combination would not cause (i) the loss of limited liability of the Limited Partners under this Agreement, (ii) the loss of limited liability of the Record Holders under the AREP Partnership Agreement and (iii) AREP to be treated as an association taxable as a corporation for federal income tax purposes. Upon any such merger, consolidation or combination, the interests of the Limited Partners in the Partnership and the compensation and reimbursements to the General Partner shall be adjusted and this Agreement shall be amended without the need for any vote of the Limited Partners to provide the same relative interests, compensation and reimbursements as they had in the Partnership and AREP, taken together, prior to such merger, consolidation or combination.

         6.07 Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership, shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming there under that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

         6.08 Title to Partnership Assets. Title to Partnership Assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership or the General Partner, or of one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

         6.09 Other Business Activities of Partners. Any Partner or Affiliate thereof (including, without limitation, the General Partner and any of its Affiliates) may have other business interests or may engage in other business ventures of any nature or description whatsoever, whether presently existing or hereafter created, including, without limitation, the ownership, leasing, management, operation, franchising, syndication and/or development of real estate, and may compete, directly or indirectly, with the business of the Partnership. No Partner or

Affiliate thereof shall incur any liability to the Partnership as the result of such Partner's or Affiliate's pursuit of such other business interests and ventures and competitive activity, and neither the Partnership nor any of the Partners shall have any right to participate in such other business interests or ventures or to receive or share in any income or profits derived therefrom.

         6.10 Transactions with General Partner or Affiliates. In addition to transactions specifically contemplated by the terms and provisions of this Agreement, including, without limitation, Article VII, the Partnership is expressly permitted to enter into other transactions with the General Partner or any of its Affiliates, including, without limitation, buying and selling properties from or to the General Partner and any of its Affiliates and borrowing and lending money from or to the General Partner or any of its Affiliates, subject to the limitations contained in this Agreement, the Delaware Act and in the Registration Statement.

         6.11     Audit Committee; Resolution of Conflicts of Interest.

         (a) On the Closing Date, the General Partner shall form an Audit Committee to be comprised of directors of the General Partner not affiliated with the General Partner or its Affiliates other than as a director of the General Partner. The functions of the Audit Committee shall be: (i) to review the Partnership's financial and accounting policies and procedures; (ii) to review the results of any audits of the books and records of the Partnership made by the Accounting Firm or other outside auditors; (iii) to review the allocation of overhead expenses in connection with the reimbursement of the expenses of the General Partner pursuant to Section 7.04; (iv) to review any resolutions of conflicts of interest made by the General Partner pursuant to
Section 6.11(b); and (v) to review certain other determinations of the General Partner made pursuant to this Agreement.

         (b) Unless otherwise expressly provided in this Agreement, (i) whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, AREP, or any Limited Partner, on the other hand, or (ii) whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and/or reasonable to the Partnership, AREP, or any Limited Partner, the General Partner shall resolve such conflict of interest, take such action or provide such terms considering, in each case, the relative interests of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles, and in the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

         (c) The Audit Committee shall periodically review any determinations of the General Partner made pursuant to Section 6.11(b).

         (d) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion", with "absolute discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership, AREP or the Limited Partners, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein.

         6.12     Liability of General Partner to Partnership and Limited
Partners.

         (a) The General Partner and its Affiliates and all partners, shareholders, directors, officers, employees or agents of the General Partner and its Affiliates shall not be liable (for monetary damages or otherwise) to the Partnership or to the Limited Partners for errors in judgment or for breach of fiduciary duty as the General Partner of the Partnership as a partner, shareholder, director, officer, employee or agent of the General Partner of the Partnership or any of its Affiliates, except for liability (i) for any breach of such Person's duty of loyalty to the Partnership, as such duty of loyalty may be set forth in or modified by this Agreement, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law or (iii) for any transaction from which such Person has derived an improper benefit.

         (b) The General Partner may exercise any of the powers granted to it by this Agreement and may perform any of the duties imposed upon it hereunder either directly or indirectly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         6.13     Indemnification of General Partner and Affiliates.

         (a) The Partnership shall, to the fullest extent permitted by Law, indemnify and hold harmless the General Partner, its Affiliates, and all officers, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the General Partner or an Affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the General Partner or an Affiliate thereof or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business, affairs or the Exchange, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee or agent of the General Partner or of an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

         (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.13 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking, by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 6.13.

         (c) The indemnification provided by this Section 6.13 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Limited Partners, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Exchange and the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. The Limited Partners shall not be subject to personal liability by reason of these indemnification provisions.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.13 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 6.13 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

         6.14 No Management by Limited Partners. No Limited Partner (other than the General Partner or any agent or employee of the General Partner, in its capacity as such, if such Person shall also be a Limited Partner) shall take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Limited Partners shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partners shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. In the event any laws, rules or regulations applicable to the Partnership, or to the sale or issuance of Units in connection with the Exchange, require a Limited Partner, or any group or class thereof, to have certain rights, options, privileges or consents not granted by the terms of this Agreement, then such Limited Partner shall have and enjoy such rights, options, privileges and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by the Limited Partners under the Delaware Act or the applicable laws of any other jurisdiction.

         6.15     Other Matters Concerning General Partner.

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

         (c) Anything in this Agreement to the contrary notwithstanding, the General Partner represents, covenants, warrants and agrees with the Limited Partners and the Partnership as follows:

                  (i) It shall not permit any Person who makes a nonrecourse loan to the Partnership to acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Partnership, other than as a secured creditor; and

                  (ii) It shall not provide any Limited Partner with any mandatory or discretionary right to purchase any type of security of the General Partner or of Affiliates thereof in connection with such Limited Partner's Partnership Interest.

         (d) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform, under the supervision of the General Partner, all and every act and duty which is permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact full power and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

                                   ARTICLE VII

                        Compensation of General Partner;
                         Payment of Partnership Expenses

         7.01 Restrictions on Compensation and Expense Reimbursement. Except as otherwise provided in this Agreement, the Registration Statement or the AREP Partnership Agreement, neither the General Partner nor any Affiliate of the General Partner shall be entitled to receive any compensation, fees or expense reimbursements in connection with any services performed by the General Partner or any Affiliate of the General Partner.

         7.02 Property Management Fees. The Partnership shall pay to an Affiliate of the General Partner, pursuant to the Property Management Agreement, Supervisory Management Fees and Property Management Fees in respect of supervisory management services and property management services performed by such Affiliate, as described in the Property Management Agreement and the Registration Statement.

         7.03 Reinvestment Incentive Fee. In exchange for performance of certain acquisition and reinvestment services, the General Partner shall be entitled to receive from the Partnership an incentive fee equal to a percentage of the purchase price of New Properties. The percentage of such purchase price with respect to which such fee is calculated shall be one percent (1%) for the first five years and one-half of one percent (.5%) for the second five years after consummation of the Exchange. Although Reinvestment Incentive Fees will accrue each time New Properties are acquired, such fees will only be payable on an annual basis forty-five (45) days after the close of each fiscal year if the sum of (x) the sales price of all API Properties, not of associated debt, sold through the end of such year and (y) the appraisal value of all API Properties which have been financed or refinanced (and not subsequently sold), net of the amount of any refinanced debt, through the end of such year determined at the time of such financings or refinancings exceeds the aggregate values assigned to such API Properties for purposes of the Exchange. In the event these requirements are not met in any year, payment of Reinvestment Incentive Fees will be deferred. At the end of each year, a new determination will be made with respect to whether Reinvestment

Incentive Fees for that year and deferred fees from any prior year may be paid under the above criteria.

         7.04     Reimbursement of Expenses of General Partner.

         (a) The Partnership shall reimburse the General Partner for all expenses, disbursements and advances reasonably incurred by the General Partner in connection with the organization of the Partnership, the qualification of the Partnership and the General Partner to do business in any state in which the General Partner determines that such qualification is advisable, the registration of the Units under applicable federal and state securities laws in connection with the Exchange, the offering, sale and distribution of the Units pursuant to the Exchange and the listing of the Units on a National Securities Exchange.

         (b) The Partnership shall reimburse the General Partner for all allocable direct and indirect overhead expenses, including, without limitation, salaries and rent, incurred by the General Partner in connection with its conduct of the business and affairs of the Partnership. Such allocations shall be subject to periodic review by the Audit Committee.

                                  ARTICLE VIII

                        Bank Accounts; Books and Records;
                        Fiscal Year; Reports; Tax Matters

         8.01 Bank Accounts. All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at such banks or other financial institutions as shall be designated by the General Partner from time to time, and the General Partner shall arrange for the appropriate conduct of any such account or accounts. The General Partner shall not permit funds of the Partnership to be commingled with funds of the General Partner, any Affiliate of the General Partner, or any other Person; provided, however, that nothing herein shall preclude any investment of Partnership funds in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant. The General Partner may use the funds of the Partnership as compensating balances for its benefit, provided that such funds do not directly or indirectly secure, and are not other wise at risk on account of, any indebtedness or other obligation of the General Partner or any director, officer, partner, employee or Affiliate thereof.

         8.02     Books and Records.

         (a) The General Partner shall keep, or cause to be kept, accurate, full, and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. Such books and accounts shall be prepared and maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The General Partner shall maintain and preserve all Partnership books and records for such period as the General Partner, in its sole and absolute discretion, shall determine necessary or appropriate, subject to any requirements of state or federal law.

         (b) Except for information kept confidential by the General Partner pursuant to Section 8.02(c), all books, records, reports and accounts of the Partnership shall be open to inspection by any Partner or duly authorized representatives of such Partner on reasonable notice at any reasonable time during business hours, for any purpose reasonably related to the Person's interest as a Partner, as the case may be, and such Person or its representatives at its expense shall have the further right to make copies or excerpts therefrom. Partners may request an accounting of Partnership affairs whenever circumstances render it just and reasonable, but the cost of furnishing of such information or conducting such accounting shall be at such Person's expense. None of the Partners or their representatives shall divulge to any other Person any confidential or proprietary data, information or property or any trade secrets of the Partnership. A copy of the list of names and addresses of all Partners shall be furnished to any Partner or their representatives upon request in person or by mail to the General Partner. The Person requesting such list shall pay the cost of copying the list and mailing before the list is delivered.

         (c) Anything in this Section 8.02 to the contrary notwithstanding, the General Partner may keep confidential from the Limited Partners, and each Limited Partner's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business or which the Partnership is required by law or by agreements with third parties to keep confidential.

         8.03 Fiscal Year. The Fiscal Year of the Partnership for financial and federal, state, and local income tax purposes initially shall be the calendar year. The General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the General Partner, in its sole and absolute discretion, subject to approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Limited Partners within thirty (30) days after the occurrence thereof.

         8.04 Reports. The General Partner shall use its best efforts to prepare and furnish to the Limited Partners reports, financial and tax statements sufficient to enable the Limited Partners to meet their obligations to their partners and as signees, if any. The Limited Partners agree to furnish the General Partner with such information as may be necessary or helpful in preparing the tax returns or other filings of the Partnership.

         8.05 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

         8.06 Where Maintained. The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the General Partner, at the principal place of business of the General Partner.

         8.07 Preparation of Tax Returns. The General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions, and losses necessary for federal and state income tax purposes. The classification, realization and recognition of income, gains, losses and deductions and other items of the Partnership shall be on the accrual method of accounting for federal income tax purposes.

         8.08 Tax Elections. Except as otherwise specifically provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available income tax election. The General Partner shall cause the Partnership to make the Section 754 Election in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the interests of the Limited Partners; provided, however, that the General Partner shall not seek to revoke any such election unless the General Partner has received an opinion of counsel for the Partnership to the effect that such revocation would not cause (a) the loss of limited liability of the Limited Partners under this

Agreement and (b) the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

         8.09 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the "tax matters partner" (as defined in Section 6231 of the Code) of the Partnership and is authorized and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership, by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Limited Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner in connection with the conduct of all such proceedings.

         8.10 Taxation as a Partnership. No election shall be made by the Partnership, the General Partner or any Limited Partner to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provisions of any state tax laws.

         8.11     FIRPTA Withholding.

         (a) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under Sections 1445 and 1446 of the Code with regard to
(i) the sale of "United States real property interests" (as defined in the Code) or (ii) the distribution of cash or property to the General Partner or any Limited Partner who is a "foreign person" (as defined in Treasury Regulation
Section 1.1445-2T(b)(2)(i)(c)).

         (b) In its sole and absolute discretion and as provided for in Treasury Regulations under Sections 1445 and 1446 of the Code, the General Partner may elect to withhold a portion of any distributions made to the General Partner and any Limited Partner who are "foreign persons" or who fail to provide to the Partnership and appropriate certificate in accordance with the applicable provisions of such Treasury Regulations.

         8.12 Loss of Partnership Status. In the event that the General Partner at any time shall determine that the Partnership does not qualify, or no longer will qualify, as a partnership for federal income tax purposes, then the General Partner shall have the right, but not the obligation, without the consent of the Limited Partners, to take any such action as it, in its sole and absolute discretion, determines to be in the interests of the Limited Partners in connection therewith or as a result thereof, including, without limitation to cause the Partnership to be reorganized so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code.

         8.13 Opinions Regarding Taxation. Notwithstanding any other provision of this Agreement, the requirement, as a condition to any action proposed to be taken under this Agreement, that the Partnership be furnished an opinion of counsel for the Partnership to the effect that the proposed transaction would not result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, shall not be applicable if the Partnership is at such time treated in all material respects as an association taxable as a corporation for federal income tax purposes.

                                   ARTICLE IX

                  Transfer of Interests; Admission of Partners

         9.01     Transfer.

         (a) The term "transfer," when used in this Article IX with respect to a Partnership Interest, shall be deemed to include any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or other disposition.

         (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IX. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article IX shall be null and void.

         9.02     Transfer of Partnership Interest of General Partner.

         (a) Prior to the tenth anniversary of the Closing Date, the General Partner is prohibited from transferring its Partnership Interest as a General Partner to any Person other than an Affiliate of the General Partner. If, after the tenth anniversary of the Closing Date, the General Partner desires to sell or transfer all or any portion of the General Partner's Partnership Interest as a General Partner to a Person who is not a General Partner, such transfer shall be permitted if (and only if):

                  (i) a Majority Interest consents to the transfer and to the admission of the transferee as a general partner of the Partnership, unless the transferee is an Affiliate of the transferring General Partner, in which case no such consent of the Limited Partners shall be required unless provided for in the Delaware Act;

                  (ii) the transferee consents to be bound by this Agreement and has the necessary legal authority to act as a general partner of a partnership; and

                  (iii) the Partnership receives an opinion of counsel that such transfer and admission (A) would not cause the loss of limited liability of the Limited Partners under this Agreement and (B) would not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

         (b) Neither Section 9.01(a) nor any other provision of this Agreement shall be construed to prevent (and each Partner, by requesting and being granted admission to the Partnership, is deemed to consent to):

                  (i) the transfer by any corporate General Partner of such corporate General Partner's Partnership Interest as a General Partner upon its merger or consolidation with another Person or the transfer by it of all or substantially all of its assets to another Person, provided such Person (A) has a net worth not less than that of the General Partner, (B) accepts and agrees to be bound by the terms and conditions of this Agreement and (C) furnishes to the Partnership an opinion of counsel to the effect that such merger, consolidation, transfer or assumption (1) would not cause the loss of limited liability of the Limited Partners under this Agreement and (2) would not cause the Partnership or AREP to be treated as an association taxable as a corporation for federal income tax purposes;

                  (ii) the transfer by the General Partner of all or any part of its interest in items of Partnership income, gains, losses, deduction, credits, distributions or surplus; or

                  (iii) the General Partner's mortgaging, pledging, hypothecating or granting a security interest in all or any part of its Partnership Interest as a General Partner as collateral for a loan or loans.

         9.03 Transfer of Partnership Interest of Limited Partners. A Limited Partner may not transfer all or any part of its Partnership Interest without the express written consent of the General Partner, which may be given or withheld in its sole and absolute discretion, except that (i) a transfer of Partnership Interests to AREP by the API Investors admitted to the Partnership as Limited Partners pursuant to Section 9.05 is hereby approved and (ii) a successor of AREP may, in accordance with the AREP Partnership Agreement, succeed to AREP's Partnership Interest as a Limited Partner in the Partnership.

         9.04 Admission of Successor General Partner. A successor General Partner selected pursuant to Sections 10.01 or 10.02 or the transferee of all or any portion of the Partnership Interest of a General Partner pursuant to Section
9.02 shall be admitted to the Partnership as a General Partner (in the place, in whole or in part, of the transferor or former General Partner), effective as of the date that an amendment of the Certificate of Limited Partnership, adding the name of such, successor General Partner and other required information, is filed pursuant to Section 2.01 (which date, in the event the successor General Partner is in the place in whole of the transferor or former General Partner, shall be contemporaneous with the withdrawal of such transferor or former General Partner), and upon receipt by the transferor or former General Partner of all of the following:

                  (a) the successor General Partner's acceptance of, and agreement to be bound by, all of the terms and provisions of this Agreement, in form and substance satisfactory to the transferor or former General Partner;

                  (b) evidence of the authority of such successor General Partner to become a General Partner and to be bound by all of the terms and conditions of this Agreement;

                  (c) the written agreement of the successor General Partner to continue the business of the Partnership in accordance with the terms and provisions of this Agreement; and

                  (d) such other documents or instruments as may be required in order to effect the admission of the successor General Partner as the General Partner under this Agreement.

         9.05 Initial Admission of Limited Partners. On the Closing Date, the General Partner shall admit to the Partnership as Limited Partners all those API Investors in API Partnerships that participate in the Exchange and to which Partnership Interests are issued in accordance with Section 4.03 hereof. It is hereby acknowledged that immediately thereafter and pursuant to the Merger Agreements, all such API Investors shall contribute to AREP all such Partnership Interests in return for the issuance of Units to such API Investors, and the General Partner shall admit AREP to the Partnership as a Limited Partner.

         9.06 Admission of Successor or Additional Limited Partners. The successor of a Limited Partner or a Person who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as a Limited Partner upon furnishing to the General Partner (a) acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article XIII, and (b) such other documents or instruments as may be required to effect its admission as a Limited Partner, and such admission shall become effective on the date that the General Partner determines, in its sole and absolute discretion, that such conditions have been satisfied.

                                    ARTICLE X

                    Withdrawal or Removal of General Partner

         10.01    Withdrawal of General Partner.

         (a) The General Partner shall not withdraw as the general partner in the Partnership and transfer its Partnership Interest to any Person other than its Affiliate until after the tenth anniversary of the Closing Date. Thereafter, the General Partner shall not withdraw as the General Partner in the Partnership for the remainder of the term of the Partnership unless (i) the General Partner shall have transferred all of its Partnership Interest as a General Partner in accordance with Section 9.02 and (ii) a Majority Interest shall have consented to such transfer and to the admission of the transferee as General Partner of the Partnership.

         (b) After the tenth anniversary of the Closing Date and upon the occurrence of any one of the conditions set forth in Section 10.01(a) above, the General Partner may withdraw from the Partnership effective on at least thirty
(30) days' advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability to the Partnership or the Limited Partners on account of any withdrawal in accordance with the terms of this Section 10.01. If the General Partner shall give a notice of withdrawal pursuant to this Section 10.01, then the Limited Partners may elect a successor General Partner, who shall be admitted as a successor General Partner pursuant to Section 9.04. If no successor General Partner shall be elected in accordance with this Section 10.01 and there shall be no remaining General Partner, then the Partnership shall be dissolved pursuant to Article XI.

         10.02 Removal of General Partner. The General Partner shall automatically be removed as General Partner if, and only if, it withdraws from, or is removed as the general partner, of AREP. Such removal shall be effective at the same time as is the General Partner's withdrawal or removal as general partner of AREP. AREP agrees that the selection of a successor general partner of AREP shall constitute selection by AREP of such successor as the successor General Partner of the Partnership. If no successor General Partner is selected, the Partnership shall be dissolved pursuant to
Section 11.02.

         10.03 Amendment of Agreement and Certificate of Limited Partnership. This Agreement and the Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of a General Partner.

         10.04    Interests of Departing General Partner and Successor.

         (a) Upon the withdrawal or removal of a General Partner, such departing General Partner shall, at its option exercisable prior to the effective date of its departure, promptly receive from its successor (if any) in exchange for its Partnership Interest as a General Partner, an amount in cash equal to the fair market value of such departing General Partner's Partnership Interest as a General Partner in both the Partnership and AREP, as determined as of the effective date of its departure. If the departing General Partner exercises its option to have its Partnership Interest as a General Partner acquired by its successor, such successor must also acquire at such time the interests of the departing General Partner as a general partner in AREP, for an amount in cash equal to the fair market value of such interest, as determined as of the effective date of its departure. If the option is exercised, the departing General Partner shall, as of the effective date of its departure, cease to share in allocations and distributions with respect to its Partnership Interest as a General Partner.

         (b) Upon the withdrawal or removal of the General Partner pursuant to Section 10.01 or 10.02, respectively, if the business of the Partnership is continued pursuant to Section 11.03 hereof, and if a departing General Partner shall not exercise the option described in Section 10.04(a), such departing General Partner shall become a Record Holder in AREP and its interests as a General Partner in both the Partnership and AREP shall be converted into the number of Units determined by dividing (i) the fair market value of such departing General Partner's Partnership Interest as a General Partner in both the Partnership and AREP, determined as set forth in Section 10.04(c) as of the effective date of its departure, by (ii) the average closing Unit Price for the twenty (20) trading days immediately pre-ceding the effective date of the departure of such departing General Partner.

         (c) For purposes of this Section 10.04, the "fair-market value" of such General Partner's Partnership Interest as a General Partner in both the Partnership and AREP shall be the amount that would be distributed to such General Partner pursuant to Section 5.03 of both this Agreement and the AREP Partnership Agreement if the Partnership Assets and the assets of AREP were sold for cash in an orderly liquidation of the Partnership Assets commencing on the effective date of such General Partner's departure, with such liquidation being effected through arm's-length sales between informed and willing purchasers under no compulsion to buy and informed and willing sellers under no compulsion to sell, with the proceeds from such hypothetical sales to be discounted (at a rate equal to the interest rate on U.S. Treasury obligations with a term of one
(1) year issued on the date nearest the effective date of such General Partner's departure) to the effective date of such General Partner's departure to reflect the time period reasonably anticipated to be necessary to consummate such sales, as such "fair market value" is agreed upon by such General Partner and its successor within thirty (30) days after the effective date of such General Partner's departure or, in the absence of such an agreement, as determined by an independent investment banking firm or other independent expert selected by such General Partner and its successor, which, in turn, may rely on other experts and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then such firm shall be designated by the independent investment banking firm or other independent expert selected by each of such General Partner and its successor. In making its determination, such independent investment banking firm or other independent expert shall consider the Unit Price, the value of the Partnership Assets and the assets of AREP, the rights and obligations of such General Partner and other factors it may deem relevant.

         (d) If a departing General Partner shall not exercise the option prided for in Section 10.04(a), the successor General Partner shall, at the effective date of its admission to the Partnership as a General Partner, contribute to the capital of the Partnership cash in an amount equal to 1/99th of the product of (i) the number of Units outstanding immediately prior to the effective date of such successor General Partner's admission (but after giving effect to the conversion described in Section 10.04(b)) and (ii) the average closing Unit Price for the twenty (20) trading days immediately preceding the effective date of such successor General Partner's admission. Thereafter, such successor General Partner shall, notwithstanding any other provision of this Agreement, be entitled to one percent (1%) of all Partnership allocations and distributions.

         (e) If, at the time of the General Partner's departure, the Partnership is indebted to the General Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold, services rendered or costs and expenses incurred by the General Partner, the Partnership shall, in the case of the General Partner's withdrawal pursuant to Section 10.01, deliver to the General Partner a three-year fully-amortizing promissory note in the original principal amount of the full amount of such indebtedness and bearing interest at an annual rate equal to the Prime Rate announced by Citibank, N.A. from time to time plus one (1) percent, and in the case of the General Partner's removal pursuant to Section 10.02, pay to the General Partner in cash or by check, within sixty (60) days after the effective date of the General Partner's removal, the full amount of such indebtedness. The successor to the General Partner shall assume all obligations theretofore incurred by the General Partner, as General Partner of the Partnership, and the Partnership and such successor shall take all such actions as shall be necessary to terminate any guarantees of the General Partner, and any of its Affiliates, of any obligations of the Partnership. If, for whatever reason, the creditors of the Partnership shall not consent to such termination of any such guarantees, the successor to the General Partner and the Partnership shall be required to indemnify the General Partner for any liabilities and expenses incurred by the departing General Partner on account of such guarantees.

                                   ARTICLE XI

                           Dissolution and Liquidation

         11.01 No Dissolution. The Partnership shall not be dissolved by the admission of successor or additional Limited Partners or by the admission of successor or additional General Partners in accordance with the terms of this Agreement.

         11.02 Events Causing Dissolution. The Partnership shall be dissolved and its affairs wound up upon the occurrence of the earliest to occur of any of the following events:

                  (a) the expiration of the term of the Partnership, as provided in Section 2.05;

                  (b) the withdrawal, bankruptcy or dissolution of the General Partner or the occurrence of any other event that results in the General Partner ceasing to be the General

         Partner (other than by reason of a transfer pursuant to Section 9.02 or withdrawal occurring upon or after, or a removal effective upon or after, selection of a successor pursuant to Sections 10.01 or 10.02, as the case may be);

                  (c) the dissolution of AREP or any successor and the final liquidation of its assets;

                  (d) the sale or other disposition of all or substantially all of the Partnership Assets, upon the election of the General Partner and the approval of a Majority Interest;

                  (e) the election by a Majority Interest, with the approval of the General Partner, to terminate, liquidate and dissolve the Partnership;

                  (f)      the Partnership's insolvency or bankruptcy; or

                  (g) the occurrence of any other event that, under the Delaware Act, would cause the dissolution of the Partnership or that would make it unlawful for the business of the Partnership to be continued.

         For purposes of this Section 11.02, bankruptcy of the Partnership or the General Partner shall be deemed to have occurred when (i) such Person commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) a final and nonappealable order for relief is entered against it under the Federal bankruptcy laws as now or hereafter in effect or (iii) it executes and delivers a general assignment for the benefit of its creditors.

         11.03 Right to Continue Business of Partnership. Upon an event described in Section 11.02(b), the Partnership thereafter shall be dissolved and liquidated unless, within ninety (90) days after the event described in such Section, an election to reconstitute and continue the business of the Partnership shall be made in writing by the Limited Partners and a successor General Partner is selected by a Majority Interest. If such an election to continue the Partnership is made and a successor General Partner selected, then:

                  (i) the Partnership shall continue until the Termination Date unless earlier dissolved in accordance with this Article XI;

                  (ii) the Partnership Interest of the former General Partner shall be either (A) purchased by the successor

         General Partner or (B) converted into Units in the manners provided in
         Section 10.04 as if the former General Partner were a departing General Partner under Section 10.04; and

                  (iii) all necessary steps shall be taken to amend this Agreement and the Certificate of Limited Partnership to reflect the reconstitution and continuation of the business of the Partnership.

         11.04 Dissolution. Except as otherwise provided in Section 11.03, upon the dissolution of the Partnership, the Certificate of Limited Partnership shall be cancelled in accordance with the provisions of the Delaware Act, and the General Partner (or, if the dissolution is caused by the withdrawal, bankruptcy, dissolution or removal of the General Partner, then the Person designated as Liquidating Trustee in Section 11.05 hereof) promptly shall notify the Limited Partners of such dissolution.

         11.05 Liquidation. Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is made pursuant to Section 11.03, the General Partner, or, in the event the dissolution is caused by an event described in Section 11.02(b), a Person or Persons selected by a Majority Interest shall be the Liquidating Trustee. The Liquidating Trustee shall proceed without any unnecessary delay to sell or otherwise liquidate the Partnership Assets and shall apply and distribute the proceeds of such sale or liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                  (a) to pay (or to make provision for the payment of) all creditors of the Partnership, other than Partners, in the order of priority provided by law;

                  (b) to pay, on a pro rata basis, all creditors of the Partnership that are Partners; and

                  (c) after the payment (or the provision for payment) of all debts, liabilities, and obligations of the Partnership, to the Partners in accordance with Section 5.03(c).

         The Liquidating Trustee, if other than the General Partner, shall be entitled to receive such compensation for its services as Liquidating Trustee as may be approved by the Limited Partners. The Liquidating Trustee shall agree not to resign at any time without sixty (60) days prior written notice and, if other than the General Partner, may be removed at any time, with or without cause, by written notice of removal approved by the Limited Partners. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute Liquidating

Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall be selected within ninety (90) days thereafter by the Limited Partners. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article XI, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding up and liquidation of the Partnership as provided for herein. In the event that no Person is selected to be the Liquidating Trustee as herein provided within one hundred twenty (120) days following the event of dissolution, or in the event the Limited Partners fail to select a successor or substitute Liquidating Trustee within the time periods set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

         11.06 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 11.05 in order to minimize any losses otherwise attendant upon such a winding up.

         11.07 Termination of Partnership. Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Section 5.03 and 11.05, and the Certificate of Limited Partnership shall have been cancelled in the manner required by the Delaware Act.

                                   ARTICLE XII

                    APPROVALS BY LIMITED PARTNERS; AMENDMENTS

         12.01 Approvals by Limited Partners. (a) Subject to Section 12.02, the General Partner shall not, without the affirmative vote or approval of a Majority Interest (except for certain amendments to this Agreement pursuant to Section 12.05, which require either unanimous or the consent of at least 95% of the Limited Partners):

                  (i) amend this Agreement, including amending the term of the Partnership, except as permitted under Section 12.04;

                  (ii) dissolve the Partnership pursuant to Sections 11.02(d) or (e);

                  (iii)    select a Liquidating Trustee pursuant to Section
         11.05;

                  (iv) except upon dissolution and liquidation of the Partnership pursuant to Article XI, cause the Partnership to sell, exchange, assign, lease, sublease of otherwise dispose of all or substantially all of the Partnership Assets; provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership Assets, and shall not apply to any forced sale of any or all of the Partnership Assets pursuant to the foreclosure of, or other realization upon, any such encumbrance;

                  (v) cause the Partnership to merge, consolidate or combine with any other Person; provided, however, that no vote or approval of the Limited Partners shall be required with respect to any such transaction which, in the sole and absolute discretion of the General Partner, (A) is primarily for the purpose of acquiring properties or assets, (B) combines the ongoing business operations of the entities with the Partnership as the surviving entity, or (C) is between the Partnership and AREP;

                  (vi) transfer its Partnership Interest as a General Partner to a Person who is not a General Partner, other than pursuant to Section 9.02; or

                  (vii) elect to reconstitute and continue the business of the Partnership upon an event causing the dissolution and liquidation of the Partnership under Section 11.02.

         (b) Except as expressly provided in this Agreement, the Limited Partners shall have no voting or approval rights.

         12.02 Approval Rights Conditioned. The approval rights of the Limited Partners set forth in Section 12.01 shall not be exercised until such time as the Partnership shall have received an opinion of counsel for the Partnership to the effect that the exercise of such rights by the Limited Partners would not cause (i) the loss of limited liability of the Limited Partners under this Agreement (ii) the loss of limited liability of the Record Holders under the AREP Partnership Agreement and (iii) the Partnership or AREP to be treated as an association taxable as a corporation for federal income tax purposes. If counsel for the Partnership has indicated that it is unable or unwilling to deliver such an opinion of counsel, the General Partner may take any action described in Section 12.01(a) without the need for any approval by the Limited Partners.

         12.03 Amendments. An amendment to this Agreement shall be effective only if approved by the General Partner in writing and by a Majority Interest, except for certain amendments to this Agreement (a) which, pursuant to Section 12.04, may be adopted without the consent or approval of the Limited Partners and (b) which, pursuant to Section 12.05, require either unanimous or the consent of 95% of the Limited Partners.

         12.04 Amendments to be Adopted Solely by the General Partner. The General Partner (pursuant to the General Partner's powers of attorney from the Limited Partners described in Article XIII), without the consent or approval at the time of any Limited Partner (each Limited Partner, by acquiring an interest in the Partnership and requesting admission to the Partnership, being deemed to consent to any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

                  (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

                  (b) the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement;

                  (c) an election to be bound by any successor statute to the Delaware Act governing limited partnerships pursuant to the power granted in Section 6.05.

                  (d) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

                  (e) a change that is necessary to reorganize the Partnership so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code;

                  (f) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partners in any material respect;
         (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with law or any other provision herein or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with law or the provisions of this Agreement; (iii) necessary or desirable to satisfy any federal or state agency or contained in any federal or state statute, (iv) necessary or desirable to facilitate the trading of the securities of AREP or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the securities of AREP are or will be listed for trading, compliance with any of which the General Partner deems to be in the interests of the Partnership and the Limited Partners; (v) necessary or desirable in connection with any action permitted to be taken by the General Partner under Section 8.12 hereof; or (vi) required or contemplated by this Agreement;

                  (g) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; or

                  (h)      any other amendments similar to the foregoing.

         The authority set forth in Section 12.04(f) shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the General Partner deems necessary or desirable in the event the Delaware Act is amended to eliminate or change any provision now in effect.

         12.05    Amendment Restrictions. Notwithstanding the provisions of
Section 12.04, (a) no amendment to this Agreement shall be permitted without the unanimous vote or approval of the

Limited Partners if such amendment, in the opinion of counsel for the Partnership, (i) would cause the loss of limited liability of the Limited Partners under this Agreement or (ii) would cause the Partnership or AREP to be treated as an association taxable as a corporation for federal income tax purposes and (b) no amendment to this Agreement shall be permitted which would
(i) enlarge the obligations of the General Partner or any Limited Partner or convert the interest of any Limited Partner into the interest of a general partner; (ii) modify the fees and compensation payable to the General Partner and its Affiliates pursuant to Article VII of this Agreement without the consent of the General Partner; (iii) modify the order and method for allocations of income and loss or distributions pursuant to Article V of this Agreement without the consent of the General Partner or the Limited Partners adversely affected; or (iv) amend Sections 12.03, 12.04 or 12.05 of this Agreement without the consent of the General Partner and without the consent of Limited Partners who are Limited Partners with respect to at least ninety-five percent (95%) of the total number of all outstanding Partnership Interests held by Limited Partners.

                                  ARTICLE XIII

                                Power of Attorney

         Each Limited Partner is deemed to irrevocably constitute, appoint and empower the General Partner (and any successor by merger, transfer, election or otherwise), and each of the General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Limited Partner, with full power and authority in such Limited Partner's name, place and stead and for such Limited Partner's use or benefit to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices, (i) all certificates and other instruments, including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property;
(ii) all other certificates, instruments and documents as may be requested by, or may be appropriate under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (iii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof; (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination and liquidation of the Partnership pursuant to the terms of this Agreement; (v) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to Article XI; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to Article IX; and (viii) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms; and

         Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article XIII to take action as an attorney-in-fact for any Limited Partner to increase in any way the liability of such Limited Partner beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article XII.

         The appointment by each Limited Partner of the Persons designated in this Article XIII as attorneys-in-fact shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that each of the Limited Partners under this Agreement will be relying upon the power of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of any Limited Partner and it shall extend to such Limited Partner's heirs, successors and assigns. Each Limited Partner hereby agrees to be bound by any representations made by any Person acting as attorney-in-fact pursuant to this power of attorney in accordance with this Agreement. Each Limited Partner hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Limited Partner shall execute and deliver to the General Partner, within fifteen (15) days after receipt of the General Partner's request therefor, all such further designations, powers of attorney and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE XIV

                            Miscellaneous Provisions

         14.01 Additional Actions and Documents. Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver, and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use his best efforts to obtain such consents, as may be necessary or as may, be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at, or after the closing of the transactions contemplated by this Agreement.

         14.02 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or telex, addressed as follows:

                  (a)      If to the General Partner:

                  American Property Investors, Inc.
                  666 Third Avenue
                  New York, New York 10017
                  Attention: Richard H. Ader

                  (b)      If to a Limited Partner:

                  The Last Known Business, Residence
                  or Mailing Address of Such Limited
                  Partner Reflected in the Records of
                  the Partnership

                  (c)      If to the Partnership:

                  American Real Estate Holdings
                  Limited Partnership
                  666 Third Avenue
                  New York, New York 10017

The General Partner, the Organizational Limited Partner and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with an affidavit of personal delivery, the return receipt, the delivery receipt, or (with respect to a telex) the answerback being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         14.03 Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

         14.04 Survival. It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

         14.05 Waivers. Neither the waiver by a Partner of a breach or of a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or a waiver of any such provisions, rights, remedies, or privileges hereunder.

         14.06 Exercise of Rights. No failure or delay on the part of a Partner or the Partnership in exercising any right, power, or privilege hereunder and no course of dealing between the Partners or between the Partners and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the' exercise of any other right, power, or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

         14.07 Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         14.08 Limitation on Benefits of this Agreement. It is the explicit intention of the Partners that no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partners or the Partnership, and that except as set forth in this Agreement, the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.

         14.09 Force Majeure. If the General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the General Partner, insofar as they are affected by such force majeure, shall be suspended during but no longer than the continuance of such force majeure. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the General Partner.

         14.10 Entire Agreement. This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein and therein.

         14.11 Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or entity may require.

         14.12 Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         14.13 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the Delaware Act and all other laws of Delaware (but not including the choice of law rules thereof).

         14.14 Execution in Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of or on behalf of, each party, or that the signatures of the person required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                          GENERAL PARTNER:

                                          AMERICAN PROPERTY INVESTORS, INC.

                                          By: /s/
                                              __________________________________

                                          Title: Executive Vice President

                                          ORGANIZATIONAL LIMITED PARTNER:

                                                   /s/JULIA DESANTIS

                                                         EXHIBIT A
                                                         TO AMENDED AND RESTATED
                                                         AGREEMENT OF LIMITED
                                                         PARTNERSHIP OF AMERICAN
                                                         REAL ESTATE HOLDINGS
                                                         LIMITED PARTNERSHIP

                                   CERTIFICATE
                                       FOR
                            LIMITED PARTNER INTERESTS
                                       OF
                AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP

No. Interests

         American Property Investors, Inc., as the General Partner of American Real Estate Holdings Limited Partnership (the "Partnership"), a Delaware limited partnership, hereby certifies that_____limited partner interests in the Partnership ("Interests") have been issued to_____. The rights, preferences and limitations of the Interests are set forth in the Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") under which the Partnership was formed and is existing, and in the Certificate of Limited Partnership filed for record in the Office of the Secretary of State of Delaware, copies of which are on file at the General Partner's principal office at 666 Third Avenue, New York, New York 10017. Neither this Certificate nor the Interests evidenced hereby is transferable, except upon death, by operation of law or as otherwise provided in the Partnership Agreement.

                                           American Property Investors, Inc.

                                           General Partner of
                                           American Real Estate Holdings
                                                    Limited Partnership

Dated:                                     By: _________________________________

                                           Title: ______________________________